Statement re Computation of Per Share Earnings
                         UNITED ROAD SERVICES, INC.

                                             Weighted Average Shares
                                             Period ended June 30,1998
                                             Three Months    Six Months
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                                                (91 days)      (181 days)
Shares outstanding at beginning of period       2,822,736      2,604,000

January 1, 1998- Subscription agreement shares
     issued                                          -            188,976

January 1, 1998- Sale of shares to Board member      -             29,760

May 1, 1998- Public offering of 6,600,000
     common shares (61 days)                      4,424,176     2,224,309

May 6, 1998- Issuance of 990,000 common shares
     as offering overallotment shares
     (56 days)                                      609,231      306,298

May 6, 1998- Issuance of 2,375,741 common
     shares for acquisition of founding
     companies (56 days)                          1,461,994      735,036

June 12, 1998- Issuance of 212,023 common
     shares for acquisition of 5L Corporation
     (19 days)                                       44,269       22,257
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June 22, 1998- Issuance of 93,902 common
     shares for acquisition of D&M Auto
     Towing, Inc. (9 days)                            9,287       4,669

June 29, 1998- Issuance of 35,956 common
     shares for acquisition of Rouse's Body
     Shop, Inc. (2 days)                                790        397

June 30, 1998- Issuance of 22,023 common shares
     for acquisition of Northshore Towing, Inc.
     (1 day)                                            242        122
                                                     -------    ------

Weighted average shares outstanding for basic
     earnings per share                           9,372,725      6,115,824
                                                  ---------      ---------


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Weighted average shares outstanding for
     basic earnings per share                     9,372,725      6,115,824
Options outstanding at June 30, 1998:550,000
     shares
     Total exercise proceeds:$6,859,625
     Average market value of Company
     stock $17.22
     Shares deemed issued                           132,515       105,181

Warrants outstanding at June 30, 1998 :
       117,789 shares
     Exercise price  : $13.00 per share
     Average market value of Company
       stock $17.22

     Shares deemed issued                           19,350         9,728
                                                  --------        ------

Total shares outstanding for fully diluted
     earnings per share                          9,524,590     6,230,733
                                                ----------     ---------